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                                                                      EXHIBIT 11
FIRST SIERRA FINANCIAL, INC.
RATIO OF EARNINGS TO FIXED CHARGES
FOR THE FIVE YEAR PERIOD 1994 TO 1998


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
                                                             1994        1995        1996       1997        1998
                                                           --------    --------    --------   --------    --------
FIXED CHARGES:

  Interest on debt and capitalized leases                  $    163    $  2,632    $  5,049   $  5,180    $  6,027

  Interest element of rentals                                     6          52          77        218         612

                                                           --------    --------    --------   --------    --------
  Total fixed charges                                      $    169    $  2,684    $  5,126   $  5,398    $  6,639
                                                           ========    ========    ========   ========    ========

EARNINGS:

  Consolidated net income                                  $   (530)   $  1,379    $  3,263   $ 10,537    $ (5,902)
  Add back:
    Provision for income taxes                                 (317)        720         932      5,107      (2,665)
    Fixed Charges                                               169       2,684       5,126      5,398       6,639
                                                           --------    --------    --------   --------    --------
                                                           $   (678)   $  4,783    $  9,321   $ 21,042    $ (1,928)
                                                           ========    ========    ========   ========    ========

  RATIO OF EARNINGS TO FIXED CHARGES                              *        1.78        1.82       3.90           *
                                                           ========    ========    ========   ========    ========


* DURING APPLICABLE YEARS THE RATIO IS LESS THAN 1 TO 1,
  THE COVERAGE DEFICIENCY IS AS FOLLOWS:                   $   (847)        N/A         N/A        N/A    $ (8,567)
                                                           ========    ========    ========   ========    ========
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